SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2001

Health Risk Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State of Other Jurisdiction of Incorporation)

0-18902	41-1407407
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Hampshire Avenue S.
Minneapolis, Minnesota  55438
(Address of Principal Executive Offices)  (Zip Code)

(952) 829-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

             As previously reported, on August 7, 2001, Health Risk Management, Inc. (the “Company”), along with certain of its subsidiaries, namely HRM Claim Management, Inc., Institute for Healthcare Quality, Inc., and Health Benefit Reinsurance, Inc. (collectively, the “Subsidiaries”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”).

Definitive agreements for the sale of Company’s two remaining businesses were signed on October 26, 2001.  On November 7, 2001, the Bankruptcy Court approved the sale motions so that the transactions can be completed. The purchasers and the Company are proceeding on an accelerated basis to close these transactions.  As reported previously, it is unlikely that any value or proceeds resulting from any such transactions will be available to the Company’s shareholders. Completing these transactions will result in the disposition substantially all of the operating assets of the Company.

             As previously reported, the Commonwealth of Pennsylvania’s Department of Insurance (the “DOI”) obtained an order of rehabilitation for the Company’s HMO subsidiary, HRM Health Plans (PA), Inc. (the “Plan”).  The DOI began liquidation proceedings for the Plan on October 1, 2001.  It is unlikely that the Company will receive any proceeds from this liquidation.

             In lieu of filing Form 10-Q quarterly or Form 10-K annual reports, the Company intends to file with the SEC monthly financial information filed by it with the Bankruptcy Court.  Included as exhibits to this Form 8-K are monthly financials for September 2001, as listed in Item 7 below.  The financial statements filed with this report do not include the results of the Plan operations which, as noted above, was seized by the Pennsylvania DOI.

Item 7.  Financial Statements and Exhibits

(c)         Exhibits:

             See Exhibit Index on page following Signatures

[insert the following after the signature block]

EXHIBIT INDEX
to
FORM 8-K

HEALTH RISK MANAGEMENT, INC.

Exhibit No.	Description

99.1	Consolidated Comparative Balance Sheet as of September 30, 2001, August 31, 2001 and August 6, 2001 as filed with the Bankruptcy Court
99.2	Profit and Loss Statement Quarter Three, for the month ended September 30, 2001 and for the period August 7, 2001 to August 31, 2001 as filed with the Bankruptcy Court
99.3

Statement of Cash Receipts and Disbursements Quarter Ending September 30, 2001 for the month ended September 30, 2001 and for the period August 7, 2001 to August 31, 2001 as filed with the Bankruptcy Court

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH RISK MANAGEMENT, INC

Date: November 8, 2001	By /s/ Leland G. LeBlanc

Leland G. LeBlanc Chief Financial Officer